Exhibit 4.1

OPTION

DATE: MARCH 3, 2011

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED AND CONTINUES TO BE EFFECTIVE UNDER THE SECURITIES ACT; (C) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED NATIONAL STANDING SATISFACTORY TO THE CORPORATION AND ITS COUNSEL PRIOR TO SUCH OFFER, SALE OR TRANSFER.”

Option to Purchase Common Stock

Of

GREEN ENERGY MANAGEMENT SERVICES HOLDINGS, INC.

This Option to Purchase Common Stock (this “Option”) is issued by Green Energy Management Services Holdings, Inc., a Delaware corporation (the “Company”), to Financial Partners Funding, LLC, a Florida limited liability company, (“FPF,” “Holder” or “Optionholder”).

1.              Issuance of Option; Term. The Company hereby grants to Holder, subject to the provisions hereinafter set forth, the right to purchase an amount of Company’s common stock (“Shares”) which, upon exercise of this Option, shall give FPF an ownership of fifteen (15%) percent of the then outstanding common stock of the Company, assuming exercise of this Option in full (the “Option”). The Option may be exercised at FPF’s discretion at any time or from time to time, in whole or in part over the forty-eight (48) month period commencing on March 3, 2011.

2.              Exercise Price. The exercise price for the Option shall be $10,949,490 in the aggregate (the “Option Price”), based on the current number of Shares outstanding and the closing price of the Shares on the OTCBB on March 2, 2011. To the extent the Option is exercised in part, the Option Price for the portion exercised shall be adjusted proportionately. Notwithstanding any other provision contained herein to the contrary, Optionholder may elect to receive, without the payment by Optionholder of the Option Price in respect of Shares to be acquired, Shares equal to the value of this Option or any portion hereof by the surrender of this Option (or such portion of this Option being so exercised) as determined below together with the exercise notice set forth in Section 3(a) below at the office of the Company stating that FPF wishes to exercise the Option on a cashless basis. Thereupon, the Company shall issue to the Optionholder such number of fully paid, validly issued and non-assessable Shares as is computed using the following formula:

X = Y(A - B)
           A

where:

“X” = the number of Shares which Optionholder has then requested be issued to Optionholder.

“Y” = the total number of Shares covered by this Option which Optionholder has surrendered at such time for cash-less exercise.

“A” = the “Fair Market Value” of one Share on the date such calculation is made.

“B” = the Option Price.

For purposes of this Section 2, the Fair Market Value of one Share shall mean:

The average of the closing sales prices of the Company’s common stock quoted on a national exchange, or if a national exchange is not the principal market for the Company’s Common Stock, then the Over-The-Counter Bulletin Board or the closing price quoted on any other exchange or market on which the Common Stock is listed, whichever is applicable, for the ten (10) trading days prior to the date of determination of Fair Market Value;

If the Company’s common stock is not traded on a national exchange or Over-The-Counter or on another exchange or market, the Fair Market Value of one Share shall be agreed upon by the parties hereto. If parties cannot agree on the Fair Market Value within five (5) business days of delivery of the exercise notice pursuant to Section 3(a), the parties shall submit the dispute to expedited arbitration before three (3) arbitrators of the American Arbitration Association.

3.              Exercise Conditions.

(a)            This Option may be exercised by Holder in whole or in part, upon delivery of written notice of intent to the Company at the address of the Company set forth below or such other address as the Company shall designate in written notice to Holder, together with this Option and payment (in the manner described in Section 2 above and Section 3(b) below) for the aggregate Option Price of the Shares so purchased. It being understood that Holder may exercise this Option on a number of Shares less than the full amount, Holder agrees that it will not exercise this Option to obtain issuance of blocks of Shares less than 10,000 Shares. Upon exercise of this Option as aforesaid and the complete (or, in the event of a partial exercise, partial) surrender and delivery of the Option to the Company along with all other appropriate documentation, the Company shall as promptly as practicable execute and deliver to Holder a certificate or certificates for the total number of Shares for which this Option is being exercised in such names and denominations as are requested by Holder. If this Option shall be exercised with respect to less than all of the Shares, Holder shall be entitled to receive a new Option covering the number of Shares in respect of which this Option shall not have been exercised, which new Option shall in all other respects be identical to this Option.

(b)            Payment for the Shares to be purchased upon exercise of this Option may be made by wire transfer or by the delivery of a certified or cashier’s check payable to the Company for the aggregate Option Price of the Shares to be purchased or in a cashless transfer of the Shares as set forth in Section 2. All payments shall be in U.S. Dollars.

(c)            The Holder shall be responsible for any applicable taxes in respect of such exercise.

4.              Covenants and Conditions. The above provisions are subject to the following:

(a)            This Option and the underlying Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws (“Blue Sky Laws”). The Company shall within six (6) months of March 3, 2011, or sooner if required by law register the Shares underlying the Option for resale by FPF under the Securities Act of 1933, as amended and applicable securities laws. Such registration shall remain in effect until the Shares may be sold without limitation under the Securities Act without registration. Notwithstanding the foregoing, Holder agrees that it will not sell, transfer, convey or pledge these Shares for a period of twelve (12) months from the March 2, 2011 without the prior written consent of the Company. This Option has been acquired by the Holder for investment purposes and not with a view to distribution or resale, and the Shares may not be made subject to a security interest, pledged, hypothecated, sold or otherwise transferred without an effective registration statement therefor under the Securities Act and such applicable Blue Sky Laws or an opinion of counsel, of recognized national standing satisfactory to the Company and its counsel that the registration is not required under the Act and under any applicable Blue Sky Laws. Certificates representing the Shares shall bear substantially the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) TO THE CORPORATION; (B) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED AND CONTINUES TO BE EFFECTIVE UNDER THE SECURITIES ACT; (C) WITHIN THE UNITED STATES IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS, AND THE SELLER HAS FURNISHED TO THE CORPORATION AN OPINION TO SUCH EFFECT FROM COUNSEL OF RECOGNIZED NATIONAL STANDING SATISFACTORY TO THE CORPORATION AND ITS PRIOR TO SUCH OFFER, SALE OR TRANSFER.

Other legends as required by applicable federal and state laws may be placed on such certificates. Holder and the Company agree to execute such documents and instruments as counsel for the Company reasonably deems necessary to effect compliance of the issuance of the Shares upon exercise of the Option with applicable federal and state securities laws.

(b)            The Company covenants and agrees that all Shares which may be issued upon exercise of this Option will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and non-assessable.

(c)            The Holder of this Option, each transferee hereof and any holder and transferee of any Shares, by his or its acceptance thereof, agrees that no public distribution of the Option or the Shares will be made in violation of the provisions of the Securities Act. Furthermore, it shall be a condition to the transfer of this Option that any transferee thereof deliver to the Company his or its written agreement to accept and be bound by all of the terms and conditions contained in this Option.

5.              Optionholder not Stockholder. This Option does not confer upon Holder any voting rights or other rights as a stockholder of the Company until exercise by Holder of said Option, and then only in such proportion of said Option as may be exercised by Holder.

6.              Reservation of Shares. The Company shall at all times after September 3, 2011 reserve and keep available out of its authorized but unissued Shares, solely for the purpose of effecting the exercise of this Option, such number of its Shares as shall from time to time be sufficient to effect the exercise of this Option, and if at any time the number of authorized but unissued Shares shall not be sufficient to effect the exercise of the entire Option, in addition to such other remedies as shall be available to the holder of this Option, the Company will use commercially reasonable efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued Shares to such number of Shares as shall be sufficient for such purpose. Notwithstanding the foregoing, it shall not be a breach of this Option if a sufficient number of Shares for the exercise of the entirety of said Option is not reserved as of the date of execution of this Option, so long as the Company reserves a sufficient number of Shares on or after September 3, 2011.

7.              Split-Up, Combination, Exchange and Transfer of Options. Subject to and limited by the provisions of Sections 3 and 4(a) hereof, this Option may be assigned, split up, combined or exchanged for another Option or Options containing the same terms and entitling the Holder to purchase a like aggregate number of Shares. If the Holder desires to assign split up, combine or exchange this Option, the Holder shall make such request in writing delivered to the Company and shall surrender to the Company this Option and any other Options to be so assigned, split up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person entitled thereto an Option or Options, as the case may be, as so requested. The Company shall not be required to affect any assign split-up, combination or exchange which will result in the issuance of an Option that entitled the Option holder to purchase upon exercise a fraction of a Share or a fractional Option. The Company may require such Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Options.

8.              Successors and Assigns. All the covenants and provisions of this Option shall bind and inure to the benefit of the Company’s successors and assigns, and the heirs, legatees, devisees, executors, administrators, personal and legal representatives, and successors and permitted assigns of Holder.

9.              Governing Law. This Option shall be governed by and construed in accordance with the laws of the State of Delaware.

10.            Address for Notices.

COMPANY:	HOLDER:

Ron Ulfers 381 Teaneck Rd., Suite 4 Teaneck, New Jersey 07666	Financial Partners Funding LLC 4430 Prairie Avenue Miami Beach, Florida 33146

with a copy to:

Michael W. Hill 739 Barone Street New Orleans, Louisiana 70113

11.            Regulation D. The issuance of this Option is subject to the representations of the Holder hereof that it is an “accredited investor” as defined by Regulation D of the SEC, and the express Option to the acquisition hereof, in exchange for $1.00, receipt of which is acknowledged by Company, that the acquisition was for investment and not for resale. Investor also warrants it has had access to the filings of the Company on the SEC EDGAR site at www.sec.gov, and has had the opportunity to review said filings and ask questions with respect thereto and other investment-related questions of management of the Company. Neither the Option nor Shares acquired hereunder are registered and are “restricted securities” as that term is used SEC Rule 144. No subsequent transfer or assignment may be made hereof, or of any Shares acquired hereunder unless to an accredited investor in a transaction exempt from registration under the Securities Act of 1933 and the laws of any other governing jurisdiction.

Green Energy Management Services, Inc.		Financial Partners Funding, LLC

By:	/s/ Ronald Ulfers, Jr.	By:	/s/ Jay Enis
Name:	Ronald Ulfers, Jr.	Name:	Jay Enis
Title:	CEO	Title:	Principal